UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 21, 2021
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001558546
COMM 2012-CCRE4 Mortgage Trust
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001013454
Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0001541294
German American Capital Corporation
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001089877
KeyBank National Association
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001558761
Cantor Commercial Real Estate Lending, L.P.
(Exact name of sponsor as specified in its charter)

New York	333-172143-07	38-3891310 38-3891311 38-7064521
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
(Address of principal executive offices of the issuing entity)

(212) 250-2500
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02 Change of Servicer or Trustee.

The Emerald Square Mall Mortgage Loan, which constituted approximately 3.6% of the asset pool of the issuing entity as of its cut-off date, is an asset of the issuing entity and is part of a loan combination that is being serviced and administered under the pooling and servicing agreement, dated as of October 1, 2012 relating to the COMM 2012-CCRE3 Mortgage Trust filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K/A filed on November 21, 2012 (the “COMM 2012-CCRE3 PSA”).  Pursuant to Section 3.22(b) of the COMM 2012-CCRE3 PSA, Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, was removed as special servicer of the Emerald Square Mall Mortgage Loan and KeyBank National Association (“KeyBank”), a national banking association, was appointed as the successor special servicer of the Emerald Square Mall Mortgage Loan under the COMM 2012-CCRE3 PSA.

This Current Report on Form 8-K is being filed to record that, effective as of June 21, 2021, the Emerald Square Mall Mortgage Loan will be specially serviced, if necessary, pursuant to the COMM 2012-CCRE3 PSA, by KeyBank.

Capitalized terms used, but not defined, in this Current Report on Form 8‑K have the meanings set forth in the COMM 2012-CCRE3 PSA.

KeyBank National Association

As of June 21, 2021, KeyBank replaced Midland Loan Services, a Division of PNC Bank, National Association as the special servicer (the “Special Servicer”) and assumed all of the duties, responsibilities, and liabilities of the Special Servicer under the COMM 2012-CCRE3 PSA under which the Emerald Square Mall Mortgage Loan is serviced.

KeyBank, a national banking association, will act as the Special Servicer under the COMM 2012-CCRE3 PSA.  KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank is not an affiliate of the issuing entity, the Depositor, the Trustee, the Master Servicer, the Operating Advisor or the Certificate Administrator. The principal servicing offices of KeyBank are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/18	12/31/19	12/31/20	3/31/21
By Approximate Number...................................................	16,281	18,882	17,008	17,294
By Approximate Aggregate Principal Balance (in billions).................................................................................	$239.0	$289.6	$308.5	$320.9

Within this servicing portfolio are, as of March 31, 2021, approximately 10,756 loans with a total principal balance of approximately $237.0 billion that are included in approximately 764 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2020, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of March 31, 2021, KeyBank was named as special servicer with respect to commercial mortgage loans in 373 commercial mortgaged-backed securities transactions totaling approximately $152.0 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 173 commercial mortgage loans with an aggregate outstanding principal balance of approximately $3.048 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 3/31/21
By Approximate Number.......................................	211	281	363	373
By Approximate Aggregate Principal Balance (in billions)................................................................	$86.7	$111.4	$148.3	$152.0

KeyBank has resolved over $13.0 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions).

2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
$2.27	$1.89	$2.69	$0.63	$1.4	$0.27	$0.23	$0.12	$0.32	$0.32

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, and DBRS, Inc.  Moody’s does not assign specific ratings to servicers.  KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer.  Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer.  DBRS, Inc. has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer.  S&P’s, Fitch’s, and DBRS, Inc.’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.  KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans.  The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations...........	A-	A-	A3
Short-Term Debt Obligations...........	A-2	F1	P-2
Long-Term Deposits..........................	N/A	A	Aa3
Short-Term Deposits..........................	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the COMM 2012-CCRE3 PSA and, accordingly, will not have any material adverse impact on the performance of the Emerald Square Mall Mortgage Loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB (“Regulation AB”).  These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the COMM 2012-CCRE3 PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry.  For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.  Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the Special Servicer, generally responsible for the special servicing functions with respect to the Emerald Square Mall Mortgage Loan and any REO Property.  Additionally, KeyBank may from time to time perform some of its servicing obligations under the COMM 2012-CCRE3 PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the COMM 2012-CCRE3 PSA as if KeyBank had not retained any such vendors.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying Emerald Square Mall Mortgage Loan.  KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Emerald Square Mall Mortgage Loan or otherwise.  To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as special servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.  KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business.  KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Emerald Square Mall Mortgage Loan pursuant to the COMM 2012-CCRE3 PSA.

KeyBank may enter into one or more arrangements with the applicable Controlling Class Representative, holders of certificates of the Controlling Class or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, KeyBank’s appointment as Special Servicer under the COMM 2012-CCRE3 PSA and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation
(Registrant)

/s/ Natalie Grainger
Natalie Grainger, Director

Date:  June 21, 2021

/s/ Matt Smith
Matt Smith, Director

Date:  June 21, 2021